Exhibit 99.1

NEWS RELEASE

Enbridge Announces Definitive Agreement to Acquire All Public Equity of Spectra Energy Partners, Advances Corporate Structure Simplification

CALGARY, ALBERTA and HOUSTON, TEXAS August 24, 2018 — Enbridge Inc. (TSX: ENB) (NYSE: ENB) (Enbridge) on behalf of itself and certain of its wholly owned US subsidiaries and Spectra Energy Partners, LP (NYSE:SEP) (SEP) today announced that they have entered into a definitive agreement (“Agreement”) under which Enbridge will acquire all of the outstanding public common units of SEP on the basis of 1.111 common shares of Enbridge for each common unit of SEP (“Agreed Exchange Ratio”). The Agreed Exchange Ratio represents a 9.8% increase to the exchange ratio offered by Enbridge on May 17, 2018 of 1.0123 Enbridge common shares per SEP common unit. The transaction is valued at US $3.3 billion / CAN $4.3 billion based on the closing price of Enbridge’s common shares on the New York Stock Exchange (NYSE) / Toronto Stock Exchange (TSX) on August 23, 2018.

Benefits and Considerations for SEP Unitholders

Significant weakening of the US Master Limited Partnership (MLP) capital markets has adversely affected the growth opportunities for MLPs, including SEP. MLPs are dependent on consistent access to the capital markets at a reasonable cost of capital to grow their distributions. If SEP were to continue as a stand-alone entity in such an environment, it would be required to transition to a self-funding model using internally generated cash flow. SEP’s priority would be to strengthen its balance sheet thereby limiting future distribution growth.

This transaction offers SEP public unitholders a superior investment proposition in Enbridge common shares, including:

•

Direct ownership in the largest energy infrastructure company in North America comprised of premium liquids transportation, natural gas transmission and natural gas distribution utility franchises that generate diverse, safe and reliable cash flows

•	A secured growth profile which underpins expected 10% annual dividend growth through 2020 with substantially enhanced dividend coverage

•	A more effective cost of capital to finance growth

•	A stronger balance sheet and superior credit profile

•	Reduction in risks related to continued uncertainty and potential unfavorable changes applied to MLPs related to the revised Federal Energy Regulatory Commission (FERC) tax policies

•	Increased opportunity for further meaningful capital appreciation as Enbridge advances its strategic priorities

•	Enhanced trading liquidity

The transaction also provides SEP unitholders an attractive value reflecting, among other factors, the July 18, 2018 FERC Order on Rehearing, which clarified its revised policy on the treatment of income taxes for MLPs. The clarification could potentially improve SEP’s position relative to its cost of service assets given the magnitude of SEP’s historical deferred income tax balances, and is therefore uniquely positive for SEP among the Enbridge family of sponsored vehicles.

The transaction premium is attractive particularly in light of SEP’s limited future capacity for distribution growth. Also, for SEP unitholders, the value received removes uncertainty overhang created by the FERC policy announcements.

Benefits and Considerations for Enbridge Shareholders

The buy-in of SEP is strategically and economically attractive to current and future Enbridge shareholders and provides substantial benefits, including:

•	Significant advancement of Enbridge’s strategy to simplify and streamline its corporate structure which further increases the transparency of its strong cash generating assets

•	An expected neutral impact on Enbridge’s three-year financial guidance through 2020 and positive benefits to Enbridge’s post-2020 outlook primarily due to tax and other financial synergies

•	Increasing ownership in its core businesses and further enhancing its industry-leading, low-risk profile

•

An improved Enbridge credit profile due to the elimination of SEP public distributions, higher retention of cash to support self-funded growth and opportunities to minimize the structural subordination of Enbridge debt

•

Reduction in risks related to uncertainty and potential unfavorable changes associated with regulatory tax policies applied to MLPs and potential incremental Enbridge support required by SEP in difficult capital markets

•

No change to consolidated EBITDA following completion of the merger since the assets held by SEP are already managed and operated by Enbridge’s U.S. subsidiaries and consolidated for accounting purposes by Enbridge

Other Information

As a result of the merger, Enbridge would acquire all of the 81.9 million public outstanding common units of SEP at a fixed exchange ratio of 1.111 common shares of Enbridge for each common unit of SEP. In aggregate, based on the Agreed Exchange Ratio, Enbridge would issue an estimated 91.0 million Enbridge common shares in connection with the transaction, representing approximately 5 percent of the total number of Enbridge common shares outstanding.

A more detailed description of the Agreement will be set forth in Enbridge’s Current Report on Form 8-K that it expects to file with the Securities and Exchange Commission (the SEC) on August 24, 2018.

The transaction has been approved by the board of directors of Enbridge and certain of its wholly owned US subsidiaries. The board of directors of the general partner of SEP (SEP Board) delegated to a conflicts committee consisting solely of independent directors (SEP Conflicts Committee) the authority to review, evaluate and negotiate the transaction on behalf of SEP. The SEP Conflicts Committee unanimously approved the transaction and recommended approval of the transaction to the SEP Board. The transaction has been approved by the SEP Board based on that recommendation. Pursuant to the Agreement, Enbridge has irrevocably and unconditionally agreed to deliver its consent, with respect to all of the SEP common units owned by its wholly-owned subsidiaries, in favor of approval of the transaction. As the majority SEP unitholder (83% of total SEP common units outstanding), Enbridge’s approval by consent will constitute the requisite SEP unitholder vote required to approve the transaction.

Closing of the transaction is expected to occur in the fourth quarter of 2018 and will be subject to customary closing conditions. If the transaction does not close before the record date for SEP’s distribution to be paid in the fourth quarter of 2018, and subject to SEP Board approval, SEP is expected to pay a cash distribution to its unitholders in the fourth quarter consistent with previously disclosed distribution guidance. Based on an expected fourth quarter closing date for the transaction, a SEP unitholder will receive either a SEP cash distribution or an Enbridge cash dividend.

After being filed, SEP unitholders will be able to obtain a copy of the consent solicitation statement/prospectus related to the transaction, as well as other filings containing information about the proposed transaction, without charge, at the SEC’s internet site (http://www.sec.gov).

BofA Merrill Lynch and Scotiabank are acting as financial advisors to Enbridge. McCarthy Tetrault LLP, Sullivan & Cromwell LLP and Vinson & Elkins LLP are acting as Canadian, U.S. legal and tax advisors, respectively, to Enbridge.

Jefferies LLC acted as financial advisor to the SEP Conflicts Committee, while Sidley Austin LLP acted as legal advisor to the SEP Conflicts Committee.

FORWARD-LOOKING INFORMATION

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on Enbridge’s and SEP’s respective beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast and similar expressions and include, but are not limited to, statements regarding the expected closing, consummation, completion, timing and benefits of the proposed merger of SEP and Autumn Acquisition Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Enbridge (the “Proposed Merger”), the expected synergies and shareholder value to result from the combined company, the expected levels of cash distributions by SEP with respect to its common units, the expected levels of dividends by Enbridge to its shareholders, the expected financial results of Enbridge, SEP and their affiliates, future credit ratings, financial condition and business strategy of Enbridge, SEP and their affiliates.

Although SEP and Enbridge believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of and demand for crude oil, natural gas, natural gas liquids (“NGL”) and renewable energy; prices of crude oil, natural gas, NGL and renewable energy; exchange rates; inflation; interest rates; availability and price of labor and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for projects; anticipated in-service dates; weather; the timing and closing of dispositions; the realization of anticipated benefits and synergies of the Proposed Merger; governmental legislation; acquisitions and the timing thereof; the success of integration plans; impact of capital project execution on future cash flows; credit ratings; capital project funding; expected earnings; expected future cash flows; and estimated future dividends. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for SEP’s and Enbridge’s services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments and may impact levels of demand for SEP’s and Enbridge’s services and cost of inputs, and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to the impact of the Proposed Merger, expected earnings and cash flow or estimated future dividends. The most relevant assumptions associated with forward-looking statements on announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labor and construction materials; the effects of inflation and foreign exchange rates on labor and material costs; the effects of interest rates on borrowing costs; the impact of weather and customer, government and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the risk that the Proposed Merger does not occur; negative effects from the pendency of the Proposed Merger; the ability to realize expected cost savings and benefits; the timing to consummate the Proposed Merger; whether SEP will produce sufficient cash flows to provide the level of cash distributions SEP expects with respect to its common units; whether Enbridge will produce sufficient cash flows to provide the level of dividends Enbridge expects with respect to its common shares; outcomes of litigation and regulatory investigations, proceedings or inquiries; operating performance of SEP and Enbridge; regulatory parameters regarding SEP and Enbridge; other Enbridge dispositions; the proposed simplification of Enbridge’s corporate structure; project approval and support; renewals of rights of way; weather, economic and competitive conditions; public opinion; changes in tax laws and tax rates; changes in trade agreements, exchange rates, interest rates, commodity prices, political decisions and supply of and demand for commodities; and any other risks and uncertainties discussed herein or in Enbridge’s and SEP’s other filings with Canadian and United States securities regulators. Except to the extent required by applicable law, Enbridge and SEP assume no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements, whether written or oral, attributable to Enbridge, SEP or persons acting on their behalf, are expressly qualified in their entirety by these cautionary statements. These factors, as well as additional factors that could affect Enbridge’s or SEP’s respective forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in Enbridge’s 2017 Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) and Canadian securities regulators on February 16, 2018, SEP’s 2017 Form 10-K, filed with the SEC on February 16, 2018, and in Enbridge’s and SEP’s respective other filings made with the SEC and Canadian securities regulators, which are available via the SEC’s website at www.sec.gov and at www.sedar.com, as applicable. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Enbridge or SEP has described. All forward-looking statements in this release are made as of the date hereof and neither Enbridge nor SEP undertakes any obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events or otherwise.

IMPORTANT NOTICE TO INVESTORS

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any consent or approval. The proposed merger between Enbridge and SEP will be submitted to the unitholders of SEP for their consideration. Enbridge will file with the SEC a consent solicitation statement of SEP that also constitutes a prospectus of Enbridge. Enbridge and SEP also plan to file other documents with the SEC regarding the proposed merger. INVESTORS AND SECURITY HOLDERS OF ENBRIDGE AND SEP ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and unitholders will be able to obtain free copies of the consent solicitation statement/prospectus and other documents containing important information about Enbridge and SEP once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the consent solicitation statement/prospectus and the filings with the SEC that will be incorporated by reference in the consent solicitation statement/prospectus can also be obtained, without charge, by directing a request either to Enbridge Inc., 200, 425 – 1st Street S.W., Calgary, Alberta, Canada T2P 3L8, Attention: Investor Relations or to Spectra Energy Partners, LP, 5400 Westheimer Court, Houston, Texas 77056, Attention: Investor Relations.

Participants in the Solicitation

Enbridge, and certain of its directors and executive officers, SEP, and certain of the directors and executive officers of GP, LLC, which manages the business and affairs of SEP, may be deemed participants in the solicitation of consent from the holders of SEP Common Units in connection with the Merger. Information about the directors and executive officers of Enbridge is set forth in its definitive proxy statement filed with the SEC on April 5, 2018. Information about the directors and executive officers of GP, LLC is set forth in SEP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 16, 2018. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the consent solicitation statement/prospectus and other relevant materials to be filed with the SEC when they become available.

About Enbridge Inc.

Enbridge Inc. (the Company) is North America’s premier energy infrastructure company with strategic business platforms that include an extensive network of crude oil, liquids and natural gas pipelines, regulated natural gas distribution utilities and renewable power generation. The Company safely delivers an average of 2.9 million barrels of crude oil each day through its Mainline and Express Pipeline; accounts for approximately 65% of U.S.-bound Canadian crude oil exports; and moves approximately 20% of all natural gas consumed in the U.S., serving key supply basins and demand markets. The Company’s regulated utilities serve approximately 3.7 million retail customers in Ontario, Quebec, and New Brunswick. Enbridge also has interests in more than 2,500 MW of net renewable generating capacity in North America and Europe. The Company has ranked on the Global 100 Most Sustainable Corporations index for the past nine years; its common shares trade on the Toronto and New York stock exchanges under the symbol ENB.

Life takes energy and Enbridge exists to fuel people’s quality of life. For more information, visit www.enbridge.com.

About Spectra Energy Partners

Spectra Energy Partners, LP is one of the largest pipeline master limited partnerships in the United States and connects growing supply areas to high-demand markets for natural gas and crude oil. These assets include approximately 16,000 miles of transmission pipelines, approximately 170 billion cubic feet of natural gas storage, and approximately 5.6 million barrels of crude oil storage. Spectra Energy Partners, LP is traded on the New York Stock Exchange under the symbol SEP; information about the company is available on its website at www.spectraenergypartners.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media:

Michael Barnes

Toll Free: (888) 992-0997

Email: media@enbridge.com

Investment Community:

Enbridge Inc.

Jonathan Gould

Toll Free: (800) 481-2804

Email: investor.relations@enbridge.com

Spectra Energy Partners, LP

Roni Cappadonna

Toll Free: (800) 481-2804

Email: investor.relations@enbridge.com